Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS

[●] U

IRON HORSE ACQUISITIONS CORP.

SEE REVERSE FOR	CUSIP: 462837 204
CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE WARRANT, AND ONE RIGHT,

WITH EACH RIGHT TO RECEIVE ONE-FIFTH (1/5) OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT________________________________________________________________________________________ is the owner of______________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”) of Iron Horse Acquisitions Corp., a Delaware corporation (the “Company”), one (1) warrant (“Warrant(s)”), and one (1) right (“Right(s)”). Each Warrant entitles the holder thereof to purchase one (1) share of Common Stock at a price of $11.50 per share. Each Right entitles the holder thereof to receive one-fifth (1/5) of one share of Common Stock upon consummation of the Business Combination. The Common Stock, Warrants, and Rights comprising the Units represented by this certificate are not transferrable separately prior to the 52nd day after the date of the prospectus relating to the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of EF Hutton, division of Benchmark Investments, LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin.

The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”), dated as of [●], 2023, between the Company and Continental Stock Transfer & Trust Company, as the transfer agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2023, between the Company and Continental Stock Transfer & Trust Company, as the transfer agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. A copy of each of the Warrant Agreement and the Rights Agreement is on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, NY 10004-1561 and is available to Warrant or Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:		By:
	Chief Executive Officer		Secretary

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Iron Horse Acquisitions Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

TEN ENT	—	as tenants by the entireties
			(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used through not in the above list.

For value received,	hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE WRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
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Signature(s) Guaranteed:

THE SIGNATURE(S) should be guaranteed by an eligible guarantor institution (Banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder(s) seek(s) to convert his, her or its shares upon consummation of, or tender(s) his, her or its shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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